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                                                                 EXHIBIT 10.11
                                 EXHIBIT "B"


                            CONSULTING AGREEMENT



This Agreement ("Agreement") is entered into as of this 5th day of December, 1997, by and between BioShield Technologies, Inc., a Georgia corporation ("Corporation"), and R.T. Consulting, Services Inc. ("Consultant").

In consideration of the mutual promises of the parties and other good and valuable consideration, the parties hereby agree:

Section 1.    Engagement.  During the term of this Agreement, the Corporation
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agrees to engage the Consultant, and the Consultant agrees to serve the
Corporation, to provide the following services: Rendering strategic and financial advice, including, but not limited to, advice relating to the development of marketing plans and materials, financial plans and budgets, advertising plans, initiating strategic business initiatives, interviewing prospective employees and alliances, and such other services as may reasonably be requested by the Company, but expressly excluding finding sources of financing. The Consultant shall be available for work at reasonable times and for reasonable periods of time to perform such services at the location or locations reasonably designated upon reasonable notice by orally and followed up in writing by the Corporation in Atlanta, Georgia, which shall include availability by telephone. The Consultant shall orally report to the President at the Corporation.

Section 2.    Term.  This Agreement shall commence no earlier than the effective
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date of a registration statement filed with the U.S. Securities and Exchange
Commission from which the Company raises proceeds from a public offering of the Company's common stock in recognition of the Company's current limited financial resources and shall terminate on the fourth anniversary thereof (the "Termination Date"), unless earlier terminated as described herein.

Section 3.  Compensation.
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(a) Base Rate.  The Corporation shall pay the Consultant for the services
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described herein at the rate of $3,000 per calendar month payable in advance by the end of the preceding calendar month (the "Base Rate") and shall reimburse the Consultant for reasonable travel expenses pre-approved by the Corporation. The Service to be performed by Consultant shall not exceed 10 hours per month inclusive of telephone calls and travel time to the extent such travel is requested or approved in advance by the Corporation (the "Monthly Commitment"). Consultant shall be compensated at the rate of $100 per hour for any services authorized by the Corporation in excess of the Monthly Commitment. However, to the extent that the Corporation does not utilize the services of the Consultant hereunder for 10 hours per month, any unused time shall be carried forward from month to month and shall offset at the rate of $100 per hour any additional compensation owed to Consultant for services rendered by Consultant in excess of the Monthly Commitment. In no event, however, shall Consultant be required to provide more than 20 hours of consulting services in any calendar month or in any ten (10) day period. During the term of this Agreement, the Consultant shall either obtain direct payment of expenses by the Company which are pre-approved by the Company or shall deliver an invoice to the Corporation for such services and expenses within ten days of the end of each calendar month and the Corporation shall pay any undisputed portion of such invoice within fifteen days of such delivery.

Section 4.   Independent Contractor.  The parties intend that the relationship
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between them created under this Agreement is that of an independent contractor only. The Consultant is not to be considered an agent or employee of the Corporation for any purpose, and the Corporation is interested only in the results obtained under this Agreement; the manner and means of performing the services are subject to the Consultant's sole control. Consultant shall be responsible for all state, federal, and local taxes, including estimated taxes, social security, disability insurance, if any, and any other similar form of payments, as well as all employment reporting, for the Consultant and any of the Consultant's employees or agents.

Section 5.  Proprietary Rights.  The Consultant agrees that all Work Product
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created solely or jointly by the Consultant, the Consultant's employees, associates, or subcontractors, arising from work performed hereunder, or previously conceived in anticipation of consulting work to be performed in regard to the Corporation's engagement of the Consultant, shall be deemed "work made for hire." The Consultant shall cause all of the Consultant's employees, associates, or subcontractors assisting in creating the Work Product to execute a similar
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acknowledgment that the Work Product is a "work made for hire." The Consultant subcontractors assisting in creating the Work Product shall execute all such assignments, oaths, declarations, and other documents as may be prepared by the Corporation to effect the foregoing.

"Work Product" shall mean all documentation, manuals, teaching materials, creative works, know-how, and information created on behalf of the Corporation, in whole or in part, by the Consultant and all of the Consultant's employees, associates, or subcontractors assisting in creating the Work Product within the scope of this Agreement, whether or not copyrightable or otherwise protectable.

Section 6.  Confidentiality.  In order to induce the Corporation to enter into
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this Agreement, the Consultant hereby agrees that, except with the written consent of the Corporation, the Consultant shall keep confidential and not divulge to any person that is not affiliated with the Corporation, during the term of this Agreement or any time thereafter, any of the Corporation's confidential information and business secrets, including, without limitation, confidential information and business secrets relating to such matters as the Corporation's finances and operations, the materials, processes, and procedures used in the Corporation's operations, the names of the Corporation's customers and their requirements, and the names of the Corporation's suppliers. All papers, books, and records of every description, including, without limitation, computer software, programs, modules, source codes, data, designs, and results, as well as all reproductions thereof, relating to the business and affairs of the Corporation, or its customers, whether or not prepared by Consultant, shall be the sole and exclusive property of the Corporation. Upon termination of this Agreement, or upon request by the Corporation, the Consultant shall surrender all tangible evidence of such information to the Corporation. This Section 6 shall not apply to information that is or becomes public without breach of the Consultant's duty of confidentiality hereunder, or to information provided to the Consultant by an independent third party who to the best of the Consultant's knowledge after diligent inquiry is not under a duty of confidentiality regarding such information, or to information that the Consultant is required by law to disclose, provided that Consultant shall provide the Corporation with at least five (5) days prior written notice of the making of any such required disclosure as well as the information which will be disclosed by Consultant. This Section 6 shall not restrict the disclosure of information by the Consultant to its professional advisors and employees on a "need-to-know" basis, provided that such advisors and employees shall be subject to this confidentiality covenant.

The obligations of secrecy shall continue throughout the duration of this Agreement and for ten years thereafter.

Section 7.  Records.  The Consultant shall maintain reasonable records of
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consulting work performed under this Agreement.  All records, sketches, drawings, prints, computations, charts, reports, and other documentation made in the course of the consulting work performed hereunder, or in anticipation of the consulting work to be performed in regard to this Agreement, shall at all times be and remain the sole property of the Corporation. The Consultant shall turn over to the Corporation all copies of such documentation on request by the Corporation.

Section 8.  Early Termination.  This Agreement may be terminated by the
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Corporation at its discretion: (i)  in the event that the Consultant or its members or managers is convicted of any felony crime; (ii) upon the disclosure of unauthorized material confidential information by the Consultant reasonably known by Consultant to be confidential, (iii) in the event that the Consultant fails to perform the services contemplated by this Agreement with diligence or competence, or the Consultant materially breaches this Agreement and fails to remedy such failure and/or breach within thirty (30) days after receipt of notice describing in detail the nature of such breach.

Section 9.  Notices.  Notice under this Agreement shall be in writing and shall
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be effective when actually delivered or the date when delivered by Federal
Express or other courier service. If mailed, notice shall be mailed as registered or certified mail, return receipt requested, postage prepaid, directed to the other party at the address set forth below or such other address as the party may indicate by written notice to the other:


          BioShield Technologies, Inc.    Suite B109
                                          4405 International Boulevard
                                          Norcross, Georgia 30083


          R.T. Consulting, Inc.           16719 Senterra Drive
                                          Del Ray, Florida 33484

Section 10.  No Release.  The termination of this Agreement or the expiration of
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the term of this Agreement

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shall not release Consultant from any obligations under Sections 4, 5, 6, and
7 herein.

Section 11.  Survival.  Any of the terms and covenants contained in this
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Agreement which require the performance of either party after the Closing shall survive the Closing.

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Section 12.  Waiver.  Failure of either party at any time to require performance
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of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

Section 13  Assignment.  Except as otherwise provided within this Agreement,
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neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

Section 14  Law Governing.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Georgia.

Section 15  Arbitration.  If at any time during the term of this Agreement any
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dispute, difference, or disagreement shall arise upon or in respect of the
Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof. The arbitration shall take place in Atlanta, Georgia.

Section 16  Attorney Fees.  In the event an arbitration, suit or action is
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brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

Section 17  Presumption.  This Agreement or any section thereof shall not be
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construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section 18  Titles and Captions.  All article, section and paragraph titles or
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captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section 19  Pronouns and Plurals.  All pronouns and any variations thereof shall
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be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section 20  Entire Agreement.  This Agreement contains the entire understanding
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between and among the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

Section 21  Agreement Binding.  This Agreement shall be binding upon the heirs,
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executors, administrators, successors and assigns of the parties hereto.

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Section 22  Further Action.  The parties hereto shall execute and deliver all
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documents, provide all information and take or forbear from all such action as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 23  Good Faith, Cooperation and Due Diligence.  The parties hereto
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covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Section 24  Counterparts.  This Agreement may be executed in several
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counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

Section 25  Parties in Interest.  Nothing herein shall be construed to be to the
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benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

Section 26  Savings Clause.  If any provision of this Agreement, or the
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application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section 27  Separate Counsel.  The parties acknowledge that the Company has been
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represented in this transaction by Sims Moss Kline & Davis LLP, that the
Consultant has not been represented in this transaction by the Company's attorneys, and Consultant has been advised that it is important for the Consultant to seek separate legal advise and representation in this matter.


                              BIOSHIELD TECHNOLOGIES, INC.


                              By:_______________________________________
                              Title:______________________________________


                              R.T. CONSULTING SERVICES, INC.


                              By:_______________________________________
                              Title:______________________________________

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